  As Filed With the Securities and Exchange Commission on September 30, 1998
                                                 Registration No. 333-
-------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington. D.C. 20549
                                     ____________

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                                     ____________

                            EN POINTE TECHNOLOGIES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Delaware                              75-2467002
  (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)

      100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245
                      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   ____________

                             1996 STOCK INCENTIVE PLAN
                              (FULL TITLE OF THE PLAN)
                                   ____________

                                 Attiazaz "Bob" Din
                              Chief Executive Officer
                            En Pointe Technologies, Inc.
                     100 North Sepulveda Boulevard, 19th Floor
                            El Segundo, California 90245
                      (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (310) 725-5200
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:
                              Nick E. Yocca, Esq.
          Stradling Yocca Carlson & Rauth, A Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
                                                 Proposed Maximum   Proposed Maximum
       Title of Securities        Amount To Be    Offering Price    Aggregate Offering       Amount Of
        To Be Registered           Registered      Per Share (1)        Price (1)        Registration Fee
----------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value       300,000           $6.50            $1,950,000            $575.25
                                    shares
----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the Nasdaq National Market for the Common Stock on September 25, 1998, which was $6.50 per share.

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement relates to the En Pointe Technologies, Inc. 1996 Stock Incentive Plan (the "Plan"). The Plan was amended by the Registrant's Board of Directors on July 21, 1998, subject to stockholder approval, which was obtained by the written consent of a majority of the shares of Common Stock entitled to vote thereon on August 11, 1998. As so amended, an additional 300,000 shares of Common Stock are available for grant under the Plan. Initially, an aggregate of 360,000 shares of Common Stock were available for grant or award under the Plan, and such 360,000 shares were registered on this form on June 21, 1996. On August 11, 1997, an additional 600,000 shares of Common Stock were registered on this form. This registration statement covers the current increase of 300,000 shares of Common Stock issuable under the Plan, bringing the total number of authorized shares to 1,260,000.

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated herein by reference:

     (a) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-06395); and

     (b) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-33323).

Item 8.  EXHIBITS.

      5.1  Opinion of Stradling Yocca Carlson & Rauth.

     23.1   Consent of Stradling Yocca Carlson & Rauth (included in
            Exhibit 5.1).

     23.2   Consent of PricewaterhouseCoopers L.L.P.

     24.1 Power of Attorney (included on the signature page to the Registration Statement).

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 29th day of September, 1998.

                              EN POINTE TECHNOLOGIES, INC.



                              By:  /s/ Bob Din
                                   ------------------------------------
                                   Attiazaz "Bob" Din
                                   Chief Executive Officer


                             POWER OF ATTORNEY

     We, the undersigned officers and directors of En Pointe Technologies, Inc., do hereby constitute and appoint Attiazaz "Bob" Din and C. Stephen Cordial or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                       Title                               Date
        ---------                       -----                               -----

         /s/ Bob Din                 Chief Executive Officer and       September 29, 1998
-------------------------------      Director (principal
     Attiazaz "Bob" Din              executive officer)


   /s/ C. Stephen Cordial            Chief Financial Officer           September 29, 1998
-------------------------------      (principal financial and
     C. Stephen Cordial              accounting officer)

       /s/ Naureen Din               Director                          September 28, 1998
--------------------------------
         Naureen Din

      /s/ Zubair Ahmed               Director                          September 29, 1998
--------------------------------
       Zubair Ahmed

     /s/ Verdell Garroutte           Director                          September 25, 1998
--------------------------------
      Verdell Garroutte

      /s/ Mark Briggs                Director                          September 29, 1998
--------------------------------
       Mark Briggs


                                    EXHIBIT INDEX


  Exhibit
  Number       Description
 -------       -----------
    5.1        Opinion of Stradling Yocca Carlson & Rauth.

   23.1        Consent of Stradling Yocca Carlson & Rauth (Included in
               Exhibit 5.1).

   23.2        Consent of PricewaterhouseCoopers L.L.P.

   24.1 Power of Attorney (included on the signature page to the Registration Statement).
